UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2007

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

At the Cephalon, Inc. (the “Company”) Annual Meeting of Stockholders held on May 17, 2007 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2004 Equity Compensation Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Plan by 1,000,000 shares, from 11,450,000 shares to 12,450,000 shares.  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved an amendment to Article FOURTH of the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock by 200,000,000 shares from 200,000,000 shares to 400,000,000 shares.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Cephalon, Inc.

10.1	Amendment 2007 — 2 to the Company’s 2004 Equity Compensation Plan, effective as of May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 17, 2007	By:	/s/ John E. Osborn
John E. Osborn
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Cephalon, Inc.

10.1	Amendment 2007 — 2 to the Company’s 2004 Equity Compensation Plan, effective as of May 17, 2007.